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                                                                      Exhibit 21


                              List of Subsidiaries


     1. Cardinal Bank, N.A.

     2. Cardinal Bank-Manassas/Prince William, N.A.-effective on or about March 1, 2002 this subsidiary will be merged into Cardinal Bank, N.A.

     3. Cardinal Wealth Services, Inc.